SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE ROYAL BANK OF SCOTLAND GROUP PLC
(Exact Name of Registrant as Specified in Its Charter)

Great Britain	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
42 St. Andrew Square
Edinburgh, EH2 2YE
Scotland
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-100661
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

American Depositary Shares, Series L Non-cumulative Dollar Preference Shares, Series L	New York Stock Exchange New York Stock Exchange*

* Application is made for listing, not trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the New York Stock Exchange.

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On October 18, 2002, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form F-3 (File No. 333-100661) (the "Registration Statement") relating, among other securities, to certain debt securities (including capital securities), non-cumulative dollar preference shares, and American Depositary Shares of the Registrant. On December 19, 2002, the Registrant filed with the Commission Amendment No. 1 to the Registration Statement. On January 22, 2003, the Commission declared the Registration Statement, as amended by Amendment No. 1, effective under the Securities Act of 1933, as amended.

     On June 18, 2003, the Registrant filed with the commission pursuant to Rule 424(b)(2) under the Securities Act of 1933 the prospectus dated May 12, 2003 as supplemented by the prospectus supplement dated June 16, 2003 (the "Prospectus" and "Prospectus Supplement", respectively). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

     On June 22, 2004, the Registrant filed with the Commission Amendment No. 2 to the Registration Statement, which became effective immediately upon filing with the Commission on June 22, 2004.

Item 1: Description of Registrant's Securities to be Registered

     Reference is made to the information set forth under the headings "Description of Exchange Preference Shares" and "Certain US Federal and UK Tax Consequences" on pages S-27 through S-35 of the Prospectus Supplement, and to "Description of Dollar Preference Shares" on pages 53 through 61, and "Description of American Depositary Receipts" on pages 62 through 66, of the Prospectus, all of which information is incorporated by reference in this registration statement.

Item 2: Exhibits
(A)		Registration Statement on Form F-3, including the Prospectus and the Prospectus Supplement (incorporated herein by reference to the Registrant's Registration Statement on Form F-3 (File No. 333-100661)).

(B)	1.1	Memorandum and Articles of Association of the Registrant, as amended (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant's Form F-3 (File No. 333-100661)).

	1.2	Resolutions of the Board of Directors of the Registrant or an authorized Committee thereof effecting the exchange of the Registrant's $850,000,000 5.75% Exchangeable Capital Securities, Series B into 34,000,000 Category II Non-cumulative Dollar Preference Shares, Series L and establishing the rights, preferences, limitations and restrictions thereof. (incorporated by reference to the Registrant's report on Form 6-K, as filed with the Commission on September 28, 2004).

	2.1	Form of share warrant representing Series L Category II Non-cumulative Dollar Preference Shares in bearer form (incorporated by reference to the Registrant's report on Form 6-K, as filed with the Commission on September 28, 2004).

	2.2	Form of American Depositary Receipt, Series L, evidencing American Depositary Shares, Series L, representing Non-cumulative Dollar Preference Shares, Series L (incorporated by reference to the Registrant's report on Form 6-K, as filed with the Commission on September 28, 2004).

	2.3	Form of Amended and Restated Deposit Agreement among the Registrant, The Bank of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to the Registrant's Registration Statement on Form F-6 (File No. 333-11490)).

	4.1	Form of Capital Securities Indenture between the Registrant and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Registration Statement on Form F-3 (File No. 333- 73950)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

The Royal Bank of Scotland Group plc

By:	/s/ Hew Campbell

Name: Hew Campbell
Title: Deputy Secretary

Date: September 28, 2004